DISTRIBUTION AGREEMENT


     This DISTRIBUTION AGREEMENT is made as of the 26th day of August, 1996, by and between Specialized Health Products, Inc., a Utah corporation with its principal office at 655 East Medical Drive, Bountiful, Utah 84010 (hereinafter the "Supplier"), and Becton, Dickinson and Company, a New Jersey corporation with its principal office at 1 Becton Drive, Franklin Lakes, New Jersey 07417 (hereinafter the "Distributor"), through its Becton Dickinson Division (the "Division").


                      W I T N E S S E T H:

     WHEREAS, the Distributor is in the business of selling a variety of disposable medical devices, including the sale of sharps collectors; and

     WHEREAS, the Supplier develops and sells sharps collectors, specifically its Safety Cradler sharps collector line of products, which are presently manufactured on behalf of the Supplier by a subcontractor; and

     WHEREAS, Distributor desires to become the distributor of the Supplier's aforementioned products;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. APPOINTMENT:

     1.1 Subject to the limitations set forth herein, the Supplier hereby grants to the Distributor the exclusive, world-wide right to market and distribute the products listed in Schedule A attached hereto, any improvements to such products, and any new sharps collector products developed by the Supplier incorporating the cradle mechanism or any new sharps collector products jointly developed by the Supplier and the Distributor (the foregoing being referred to herein collectively as the "Products"). The Distributor shall be entitled to market and sell the Products under its own name and trademarks and may, at its option, also market and sell the Products under Supplier's Safety Cradler trademark. The Distributor shall be entitled to market and sell the Products for any use, including as a transporter or for recycling, through the Division, or through any other division, subsidiary or affiliate of Distributor, in and through all markets and channels, including without limitation, home health care, retail, physicians' offices, pharmacies and hospitals.

     1.2 During the term of this Agreement, Supplier shall not (i) make any sale of any Products to any customers, (ii) appoint any other distributor, dealer or agent to sell any Products or (iii) sell any other sharps collector product which is competitive with the Products in any market or channel. Nothing contained herein shall be construed as limiting the right of the Distributor to sell any products which are competitive with the Products.

2.0  DISTRIBUTOR'S ACTIVITIES AND RESPONSIBILITIES:

     The Distributor agrees:

     2.1 To use reasonable commercial efforts to promote the sale of the Products, provided, that Distributor shall not be obligated to promote the sale of any Products in any market or channel if Distributor reasonably determines there is not a substantial and sustainable demand for Products in such market or channel. Distributor shall maintain at all times a sales and office force and inventory stock adequate to meet market needs.

     2.2 Except as provided herein, to assume all costs and expenses which it incurs in fulfilling its obligations under this Agreement.

     2.3 That payment for Products shall be made by Distributor to the Supplier at the prices determined in accordance with the provisions of this Agreement, in United States dollars at any banking institution in the United States designated by the Supplier. Said payments shall be made within thirty (30) days following the date indicated on the Supplier's invoice, which shall coincide with the date of shipment.

     2.4 Not to alter, remove, obscure or otherwise interfere with or add to any markings or other indications, whether of the source of origin of Products or otherwise, which may have been affixed to Products at the time they were sent to Distributor to the extent any such interference is prohibited by applicable law.

     2.5 That, except as otherwise provided herein, no rights of any nature are granted to Distributor pursuant to this Agreement to manufacture any Products.

     2.6 To comply with all laws, rules and regulations for the importation, handling, storage and sale of Products. Distributor shall assign lot numbers to Products for easy traceability to supply Products to the Supplier when the latter so requires.

     2.7 To promptly notify the Supplier of any complaint made by any customer with respect to Products after the Distributor receives or becomes aware of such complaint. Distributor shall include in its complaint report to the Supplier such data as may be reasonably requested by the Supplier. The Distributor shall also promptly notify the Supplier of any inspection initiated by any regulatory agency after the Distributor is notified or becomes aware of same.

3.0  SUPPLIER'S ACTIVITIES AND RESPONSIBILITIES:

     The Supplier hereby agrees:

     3.1 To sell to Distributor the Products ordered by the Distributor at the prices determined in accordance with this Agreement, to use reasonable efforts to promptly fill all such orders for Products and to produce, label and package all Products ordered by Distributor in accordance with the specifications attached hereto as Schedule B or as may be otherwise agreed to by the parties; provided, that the Supplier shall have no responsibility to Distributor by reason of any delay or failure to deliver caused by transit accidents, strikes, acts of God, severe weather, or other events beyond the control of Supplier.

     3.2 To provide such marketing and sales training and support for sales personnel of Distributor in connection with the promotion and sale of Products as Distributor may reasonably request.

     3.3 That each site used for the manufacturing of Products by the Supplier or any subcontractor engaged by Supplier is ISO-9002 certified, and that the ISO-9002 certification for such sites will be maintained at all times during the term of this Agreement. Supplier shall cause its subcontractors to provide Distributor access to any such site for the purpose of auditing the site for compliance with the requirements for continued ISO-9002 certification and applicable law.

     3.4 That Supplier shall cause any subcontractor engaged by Supplier to register with the FDA each site used for the manufacturing of Product and to maintain such registration throughout the term of this Agreement.

     3.5 To provide the Distributor with all current customer lists, sales records and any other relevant information to enable the transfer of Supplier's current sales base for the Products to the Distributor.

     3.6 That the Supplier shall, and shall cause its subcontractors to, establish as soon as reasonably practicable but not later than November 30, 1996, and once established, to maintain throughout the term of this Agreement, quality systems with respect to the Products which comply with the Distributor's Supplier Quality Management Program and with FDA Good Manufacturing Practices
(GMPs). Supplier shall, and shall cause its subcontractors to, provide Distributor access to each of its sites which is used for the design or manufacturing of Products for the purpose of monitoring compliance with this Section 3.6. Supplier shall also promptly notify Distributor of any inspection initiated by the FDA or other regulatory agency of any such site once Supplier is notified or becomes aware of same.

     3.7 To cooperate with Distributor in monitoring quality control with respect to the Products, and to implement, at Supplier's expense, any quality control measures which Distributor may reasonably request with respect to the Products. Supplier acknowledges and agrees that the implementation of any such measures requested by Distributor shall not relieve the Supplier of any of its obligations hereunder or in any way prejudice any of the Distributor's rights hereunder.


4.0  INTERIM MANUFACTURING PERIOD; SUBSTITUTE MANUFACTURER:

     4.1 Supplier acknowledges and agrees that Supplier does not presently engage a subcontractor for the manufacturing of the Product which maintains quality systems consistent with Distributor's Supplier Quality Management Program or FDA GMPs as required to be established and maintained pursuant to Section 3.6. During the period prior to the establishment of such systems by Supplier's subcontractor (the "Interim Period"), any such subcontractor shall be treated for purposes of this Agreement as a component manufacturer with respect to the Products, and in accordance therewith, all products ordered by Distributor during the Interim Period shall be shipped to Distributor in bulk in accordance with the specifications set forth in Schedule B.

     4.2 The parties hereto agree that in the event (i) Supplier shall fail to consistently deliver Products to Distributor in a timely manner in accordance with the terms of this Agreement or (ii) any subcontractor engaged by Supplier shall fail to establish and maintain the quality systems required under Section 3.6 of this Agreement, the Distributor, in addition to any rights to terminate or otherwise that the Distributor may have under this Agreement or applicable law, shall have the right to designate a substitute manufacturer for the Products (which substitute manufacturer may be the Distributor), and that upon notice of such designation, Supplier shall direct all subsequent orders for the manufacturing of Products to the substitute manufacturer. Upon the designation of a substitute manufacturer, the parties shall make such adjustments to the prices for the Products as the parties may mutually agree are warranted as a result of the change in manufacturer.

5.0  PRICE; QUANTITY; DELIVERY:

     5.1 (a) Subject to subsections 5.1(b) and 5.1(c) below, during the Initial Term, the Distributor agrees to purchase the Products, and the Supplier agrees to sell to Distributor the Products, at the prices specified in the price list set forth in Schedule A hereto. The prices for any Products not initially set forth on Schedule A but which subsequently become subject to this Agreement shall be mutually agreed upon by the parties hereto and set forth on an amendment to such Schedule A.

          (b) The Supplier may increase the prices for the Products, upon not less than sixty (60) days prior written notice to Distributor, by the amount Supplier's cost for Products as of the date of this Agreement shall increase as a result of increases beyond the Supplier's or its subcontractors' control in the cost of resin used in the manufacturing of the Products; provided, that the Supplier may increase the prices for the Products only once during any twelve (12) consecutive month period. Supplier shall provide the Distributor with such evidence of any increase in Supplier's unit cost as the Distributor may reasonably request.

          (c) The price to be paid by the Distributor for any Product pursuant to subsections 5.1(a) or 5.1(b) shall be reduced by (i) the amount the Supplier's unit cost for such Product as of the date of this Agreement is reduced as a result of actions taken or efforts made by or on behalf of the Distributor, including without limitation, any manufacturing efficiencies identified by the Distributor or any reduction in the cost of raw materials used in the manufacturing of the Products which is secured through Distributor's efforts, and (ii) during the Interim Period, by all additional reasonable costs incurred by or on behalf of the Distributor in shipping, storing, inspecting and packaging the Products during such Interim Period as a result of Supplier's subcontractor being treated as a component manufacturer with respect to the Products.

     5.2  (a)  In order to maintain its exclusive
distribution right under this Agreement, the Distributor shall purchase not less than ** units of Products (the "First Year Minimum") during the first year that this Agreement shall be in effect. The Distributor shall submit to Supplier, prior to the beginning of the second year of this Agreement and every six months thereafter during the term of this Agreement, a forecast of its estimated requirements for Products for the following
(i) six month period (the "Six Month Forecast") and (ii) twelve month period. In order to maintain its exclusive distribution right under this Agreement, the Distributor shall purchase, during the six month period to which the Six Month Forecast relates, a minimum of fifty percent (50%) of the amount set forth in the Six Month Forecast.

          (b) In the event the Distributor shall fail to meet the First Year Minimum or any six month minimum purchase requirement under subsection 5.2(a) and such failure is not cured by the Distributor as provided below, the Supplier may terminate this Agreement, in which event, the Distributor shall have no further liability or obligations to Supplier. The Supplier may only terminate this Agreement pursuant to this subsection 5.2(b) by giving written notice to the Distributor not later than the tenth day following the end of the first year of this Agreement or such six month period, as applicable; provided, that the Distributor shall have the right during the sixty (60) day period immediately following the receipt of such notice to cure its failure to meet the applicable minimum purchase requirement. During such sixty (60) day period, the parties shall continue to be bound by the terms of this Agreement.

     5.3 All Products ordered by the Distributor shall be delivered by the Supplier to the place of delivery, and by the mode of transportation, specified in the Distributor's purchase order. All deliveries shall be F.O.B. plant of manufacture, with all costs, including, but not limited to, insurance and freight, to be the sole and absolute responsibility of Distributor. Except during the Interim
Period, the Distributor assumes all responsibility for, and risk of loss of or damage to, the Products from the time of shipment.

** The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

6.0  WARRANTIES; INDEMNIFICATION:

     6.1  The Supplier represents and warrants to
Distributor that all Products delivered to the Distributor hereunder shall conform in all material respects to the specifications for such Products attached hereto as Schedule B or subsequently agreed to by the parties hereto, shall be free from material defects in materials and workmanship and shall comply with applicable regulatory agency requirements. Such warranty shall extend to Distributor's customers. Any Product determined by the Distributor to be defective shall be replaced where located at the Supplier's expense, and Supplier shall also reimburse the Distributor for all costs incurred by the Distributor in connection with the replacement of such Product. THIS WARRANTY IS EXCLUSIVE REGARDING SUCH PRODUCTS AND IN LIEU OF OTHER WARRANTIES EXPRESSED, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The Supplier shall defend and indemnify the Distributor from and against all third party claims arising out of or related to any breach of this warranty. Supplier shall, at its expense, take any measures which may be reasonably required to prevent the recurrence of any defects in the Products.

     6.2 The Supplier shall be liable for and defend and indemnify the Distributor against any loss or damage incurred or suffered by Distributor as a result of or in connection with any claim or action relating to (i) the infringement or alleged infringement on the rights of any third party with respect to the Products or any part thereof and (ii) any personal injury caused or alleged to have been caused by any design or manufacturing defect relating to the Products. The Supplier represents and warrants to the Distributor that, to the Supplier's knowledge, there are no rights owned or possessed by any third party that could be asserted to prevent the Distributor from selling Products pursuant to this Agreement.

     6.3 Notwithstanding anything contained herein to the contrary, the Supplier shall in no event be liable for any indirect, special or consequential damages whatsoever, including but not limited to loss of profits.

     6.4 In selling Products, Distributor shall not make any promises, representations, warranties or guarantees with respect thereto, except those consistent with the provisions of this Agreement. The Distributor shall defend and indemnify the Supplier from and against all third party claims arising out of or related to any breach of this covenant by the Distributor.

     6.5 The representations, warranties and covenants of the Supplier and the Distributor set forth in this Section 6 shall survive the expiration or termination of this Agreement.

7.0  TERM AND TERMINATION:

     7.1 (a) This Agreement shall be effective from the date hereof and for a period of three (3) years thereafter (the "Initial Term"), unless otherwise terminated by either party pursuant to the provisions hereof. The Distributor shall have the right to extend the Initial Term of this Agreement for successive one-year periods by giving written notice of such election not later than thirty (30) days prior to the expiration of the Initial Term or renewal term, as the case may be. Upon receipt of such notice, the parties shall commence good faith negotiations regarding the prices to be paid for the Products during the renewal term. In the event the parties fail to reach an agreement as to such prices by the end of the Initial Term or any renewal term, as the case may be, the prices to be paid for Products during the renewal term by the Distributor shall be the prices paid in the immediately preceding year (the "Prior Year") of the Agreement, adjusted by an amount equal to the aggregate percentage change during the Prior Year in the appropriate Producer Price Index (the "Index") published by the United States Department of Labor. In computing any such adjustment, the prices paid during the Prior Year shall be multiplied by a fraction, the numerator of which shall be the Index most recently available as of the date of such computation and the denominator of which shall be the Index most recently available at the beginning of the Prior Year.

          (b) Either party may, without prejudice to any other rights such party may have at law or equity, terminate this Agreement at any time upon written notice to the other party upon the happening of any of the following events:

          (i) the other party breaches any covenant or agreement set forth herein and fails to cure such breach within thirty (30) days after written notice of such breach;
or

          (ii) the suspension, liquidation, dissolution or bulk sale, or notice thereof, of the other party's business, an assignment by the other party for the benefit of creditors, the insolvency of any kind of the other party; or any filing of a voluntary or involuntary petition under the provisions of federal or state bankruptcy or insolvency laws with respect to the other party, or any application for or application for or appointment of a receiver for the property of other party.

In addition to the foregoing, the Distributor shall have the right to terminate this Agreement in the event any of the conditions set forth in Section 10 hereof are not satisfied or waived by the Distributor on or before October 1, 1996.

     7.2 Upon expiration or termination of this Agreement for any reason, the parties shall have no further obligations to each other under this Agreement except (i) obligations to deliver or make payment for Products ordered by the Distributor prior to such termination, (ii) obligations arising from any breach of this Agreement prior to expiration or termination, and (iii) as otherwise provided herein. Upon the expiration or termination of this Agreement for any reason, Supplier or its nominee shall have the option of purchasing all or any portion of the Products which are held by Distributor on the date of expiration or termination and which are in good condition, not obsolete and marketable to usual customers. This option shall be exercisable by Supplier giving Distributor, within ten (10) days after the termination date, written notice of its intent to purchase. The purchase price for such Products shall be the original price paid for such Products by the Distributor (excluding for this purpose any reductions in price pursuant to subsection 5.1(c)(ii) during the Interim Period). All costs and expenses and risk of loss related to the delivery of such Products to Supplier shall be borne by the Supplier. Saleable goods in inventory not sold to Supplier may be sold by Distributor after the date of termination or expiration.

8.0  NO AGENCY:

     The parties hereto agree that Distributor, including for all purposes herein, its employees, officers, agents and representatives, is neither an agent nor an employee of the Supplier and that all activities of the Distributor pursuant to this Agreement shall be as an independent contractor. Neither party shall represent itself to be, or otherwise conduct itself as, an agent of the other party.

9.0  TRADEMARKS AND TRADE NAMES:

     Except as otherwise provided herein, neither party hereto shall have any right, title or interest in or to the use of any name, trademark, service mark or symbol owned or controlled by, or now or hereafter owned or controlled by, the other party or any affiliate thereof. Each party agrees that it will not anywhere or any time or for any reason apply for or seek to effect registration as owner of any such names, trademarks, service marks or symbols of the other party.

10.0  CONDITIONS TO DISTRIBUTOR'S OBLIGATIONS:

     It shall be a condition to the Distributor's obligations hereunder that:

     (a) a pre-market application under Section 510(k) of the Federal Food, Drug and Cosmetic Act ("FDCA"), in form and substance satisfactory to the Distributor, shall have been filed by Supplier with respect to the Products and clearance of such application shall have been granted by the FDA;

     (b) Supplier and its subcontractor(s) shall have been approved as vendors by the Distributor in accordance with its current criteria for such approval. In the event any other subcontractor shall be engaged by Supplier with respect to the Products, it shall be a condition to Distributor's continued obligations under this Agreement that such subcontractor shall be approved as a vendor by Distributor, and

     (c) the Supplier shall have implemented, to the Distributor's satisfaction, improvements or modifications to the Products to:

          (i) ensure the consistency and reliability of the dropping mechanism employed in the Products, including the stiffening of the cover door,

          (ii) reduce the amount of holes or other openings from which needles could possibly protrude from the Products; and

          (iii)     fully develop the leak proof capability
of the Products by means of an absorbent pad.

11.0  INTELLECTUAL PROPERTIES:

     11.1 Each of the parties hereto shall provide to the other, subject to such confidentiality restrictions as such party may require, information regarding potential improvements to the Products of which such party may have knowledge. In the event improvements to the Products shall be necessary to meet market acceptance of the Products or to meet market competition, the parties shall cooperate with each other to develop and implement such improvements. Each party shall jointly own only the intellectual property rights relating to Product improvements which are jointly developed during the term of this Agreement by the parties. In addition, each party shall jointly own the intellectual property rights relating to any new sharps collector products jointly developed during the term of this Agreement by the parties. Upon the expiration or termination of this Agreement, any intellectual property rights jointly owned by the parties hereto may be exploited by either party without accounting to or further approval of the other party; provided, that notwithstanding the foregoing, nothing contained herein shall be construed as granting to any party hereto any express or implied license to use any intellectual property rights of the other party. The parties shall cooperate in, and share equally the costs of, applying for, obtaining, perfecting, and maintaining intellectual property rights relevant to any jointly developed improvements or products.

     11.2 Each part hereto shall be the sole owner of the intellectual property rights relating to any new sharps collector products conceived during the term of this Agreement of which only its employees and its third party contractors are the inventors.

12.0  RIGHT OF FIRST REFUSAL:

     Distributor shall have the right to exclusively market and distribute worldwide any sharps collector products developed by or on behalf of Supplier which are not included in the Products. The terms of any distribution arrangement with respect to such products shall be mutually agreed upon by the Distributor and the Supplier. In the event the parties shall fail, in good faith, to agree to the terms of such arrangement, the Supplier may offer such products to third parties; provided, that before the Supplier may enter into any definitive agreement with any third party to sell, distribute or supply such products in any market, the Distributor shall have the right, for a period of thirty
(30) days after written notice from the Supplier, to review and enter into said agreement with the Supplier.

13.0  NON-ASSIGNABLE AGREEMENT:

     Except as set forth in Section 1.1 hereof, this Agreement is non-assignable and non-transferable by any party. Any attempt by any party hereto to assign or transfer rights or obligations under this Agreement shall be a breach by such party. For purposes of this Agreement, the transfer by a party of all or substantially all of its assets or the transfer of a majority of its outstanding voting stock shall be deemed to be an assignment of this Agreement.

14.0  OTHER TRANSACTIONS:

     Supplier acknowledges that the Distributor is assessing the potential acquisition or licensing of all of Supplier's commercial and technical rights in and to the Products. Supplier hereby agrees that from the date hereof until February 26, 1997 (the "Assessment Period"), Supplier shall cooperate with the Distributor in connection with such assessment by providing reasonable access to Supplier's employees, records and manufacturing facilities. During the Assessment Period, the parties hereto will discuss the possible terms of a transaction whereby the Supplier would license or sell its rights to the Products to the Distributor. In furtherance thereof, Supplier agrees that during the Assessment Period, the Supplier will refrain from discussion with, or entering into, continuing or consummating a transaction with any person relating to the Products that would preclude Supplier from entering into an agreement with the Distributor for the purchase or licensing of such rights. Nothing contained herein shall prevent the Distributor from continuing or initiating discussions or consummating any transaction with any third party for the acquisition, distribution or licensing of competing technology or products or similar rights.

15.0  MISCELLANEOUS:

     15.1 All notices under this Agreement shall be in writing, and if to Supplier shall be sufficient for all purposes if delivered in person or sent by registered mail to Supplier at:

          Specialized Health Products, Inc.
          655 East Medical Drive
          Bountiful, Utah  84010
          Attn:  David Robinson, President & CEO

and if to Distributor shall be sufficient if delivered in person or sent by registered mail to Distributor at:

          Becton, Dickinson and Company
          1 Becton Drive
          Franklin Lakes, New Jersey  07417
          Attn:  Joseph Taylor

or at any such address as any party may hereinafter specify in a written notice to the other. All notices hereunder shall be deemed given when received by the recipient (if delivered in person) or three days after being mailed by the sender (if sent by registered mail).

     15.2 This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws principles thereof.

     15.3 This Agreement shall cancel and supersede all previous agreements and understandings between the parties relating to any matter covered by this Agreement; provided, that the terms of that certain Confidentiality Agreement, dated March 11, 1996, and that certain letter agreement, dated March 11, 1996, each by and between the parties hereto, shall remain in effect, notwithstanding the execution and delivery of this Agreement.

     15.4 The headings used herein are for ease of reference only and are not to be used in the interpretation or construction of this Agreement.

     15.5 The provisions of this Agreement shall not be extended, varied, changed, modified or supplemented other than by agreement in writing signed by the parties hereto.
There are no other terms or conditions, representations or understandings except as herein set forth.

     15.6 If and to the extent any court of competent jurisdiction shall hold any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

     15.7 Except as otherwise provided herein, the failure of a party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have so waived or consented.

     IN WITNESS WHEREOF, each of the parties hereto has cause this Agreement to be executed on its behalf by its duly authorized representative as the date first above written.

BECTON, DICKINSON AND           SPECIALIZED HEALTH PRODUCTS,
COMPANY, through its BECTON     INC.
DICKINSON DIVISION

By  /s/                            By    /s/
Its Vice president/Samual Monaga   Its  President

                         SCHEDULE A


Pricing Without Absorbent Pad*

Size

Small 3" Safety Cradle(Registered) sharp       $** each
collector

Medium 5" Safety Cradle(Registered) sharp      $** each
collector

Large 9" Safety Cradle(Registered) sharp       $** each
collector


Pricing With Absorbent Pad*

Size

Small 3" Safety Cradle(Registered) sharp       $** each
collector

Medium 5" Safety Cradle(Registered) sharp      $** each
collector

Large 9" Safety Cradle(Registered) sharp       $** each
collector





*    Pricing based on shipments in full truck loads.
** Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                              Product Specification

                                       for

                            Safety Cradle(Registered)


                                  (SCHEDULE B)

                    Product Specification

                             for

                        Safety Cradle


                       August 12, 1996













                           Prepared by:       /s/ Tim Farnes

SAFETY CRADLE(Registered) PRODUCT SPECIFICATION

PRODUCT FEATURES

General Description
     Safety Cradle is a family of sharps collectors designed for use by home care nurses, patients, nursing home, hospital and other healthcare institutions/providers.

Part Numbers
     The product is available in the following six configurations:

     Part Number             Description
     0005-004.XX      Small 3 inch container with absorbent pad
     0005-005.XX      Medium 5 inch container with absorbent pad
     0005-006.XX      Large 9 inch container with absorbent pad

Size_Overall Dimensions
     Small 3 inch        5.5 x 8.5 x 3.5 inches (depth x width x height)
     Medium 5 inch       5.5 x 8.5 x 5.5 inches (depth x width x height)
     Large 9 inch        5.5 x 8.5 x 9.5 inches (depth x width x height)

Color
     Well - Natural
     Lid - Red(Pantone 187C)

Weight (empty)
     Small 3 inch -      8.4 oz.
     Medium 5 inch -     9.5 oz.
     Large 9 inch -      12.1 oz.

Capacity
               Full Capacity          Capacity to fill line:
     Small 3 inch -           2.3 qt              1.0 qt
     Medium 5 inch -          3.6 qt              2.3 qt
     Large 9 inch -           5.8 qt              3.9 qt

Material and part thickness
                                         Nominal Thickness   Minimum Thickness
      Well - Polypropylene (homopolymer)        .060 inch         .040 inch
      Lid - Polypropylene (copolymer)           .070 inch         .060 inch

Sharps Access and Closure Characteristics
     Finger Access - It is difficult and requires specific intent to reach container contents. To dispose of sharps, finger insertion into the sharps containment volume is not necessary and inadvertent contact with contained sharps is not possible.

     Ease of inserting sharps - Opening the cover into the use position can be easily performed with a single hand. Placing of a sharp on the Safety Cradle with a single hand followed by pressing of the cover to deposit the sharp is simple and convenient to perform with a single hand.

     Ease and safety of using the temporary and permanent closures - Closing of the container and activating both the temporary and the permanent latches is simple and can be performed without difficulty. Hands and fingers are protected from even inadvertent contact with container contents.

     Protection against reopening -After the permanent closure tabs have been inserted in their slots, the container cannot be reopened without the use of tools or causing permanent damage to the container.

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Puncture Resistance
     The product is puncture resistant as defined by an SHP document which parallels an early ASTM draft. The criteria at room temperature requires a force in excess of 3.37 pounds applied to a 21 gauge needle moving at 10 inches per minute to penetrate the thinnest section of each component.

Impact Resistance
     With absorbent pad - A container can withstand a drop
     from 36 inches without degradation and    contain both
     solid and liquid contents.

Stability
     Small 3 inch - The topple angle is greater than 40 degrees and both solid and liquid contents are retained by the container.
     Medium 5 inch - The topple angle is greater than 20 degrees and both solid and liquid contents are retained by the container.
     Large 9 inch - The topple angle is greater than 15 degrees and solid and liquid contents are retained by the container.

Leak Resistance
     Leak proof in upright position.

Absorbent Pad
     The absorbent pad is a standard part of each device and encapsulates up to 10 oz. of fluid.

Overfill Detection
     The fill line is easy to identify and the container contents or their distinct shadows can be easily seen both above and below the fill line.

Handle
     The container handle supports weight equal to 20 lbs. for a period of 1 1/2 hrs., with no apparent signs of impending failure. The handle is easy to access with a single hand without applying force to any container wall.

Needle Unwinders
     Needles can be conveniently removed with a single hand without the need to hold the container with the free hand.

Dropping Mechanism
     Sharps placed on the Safety Cradle readily drop into the well when the cover is depressed.

Labeling
     Meets requirements of 21 CFR 801
     Meets guidelines of ECRI Vol. 22, Nos. 8-9, pp 385-386.

Transporter Features
     New product may be shipped in new unused containers.
     Easy removal of lid and contents is possible. Proper replacement of lid secures lid and prepares container for sharps containment.

Package/Shipping Impact Resistance
     Product in a shipping container can withstand a drop from a height of 24 inches with no degradation to the product within the container.

Regulatory
     FDA Class II device. Found substantially equivalent to a previously approved device.